[Letterhead]

                                                                 EXHIBIT 23.2

Coopers                                                 Coopers & Lybrand L.L.P.
& Lybrand                                           a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of PhyMatrix Corp. on Form S-4 (File No. 333-09187) of our report dated November 6, 1995, on our audits of the financial statements of DASCO Development Corporation and Affiliate. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.


Miami, Florida
September 18, 1996